                                                                    EXHIBIT 32.1



                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of the Annual Report of Jo-Ann Stores, Inc. (the "Company") on Form 10-K for the year-ended January 31, 2004, as filed with the Securities and Exchange Commission (the "SEC") on or about the date hereof (the "Report"), each of the undersigned officers of the Company certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to such officer's knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Dated: April 15, 2004


                            /s/ Alan Rosskamm
                           ----------------------------------------------------
                           Alan Rosskamm,
                           President and Chief Executive Officer


                            /s/ Brian P. Carney
                           ----------------------------------------------------
                           Brian P. Carney
                           Executive Vice President and Chief Financial Officer


A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.